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                                                                   EXHIBIT 10.19

                          CITIZENS BANKING CORPORATION
                            MANAGEMENT INCENTIVE PLAN
                                      2005


I.       PURPOSE:

         1.       Ensure achievement of strategic goals.

         2.       Align management more closely with shareholder

         3.       Strengthen links between pay and performance.


II.      ELIGIBILITY:

         Senior Vice Presidents and above and certain other officers based upon corporate responsibility who are not participants in another established incentive plan with payment amounts determined by performance in relation to goal. Awards will be pro-rated based on months served for staff members with less than 12 months of service in a Plan Year. Staff members become eligible to participate in the plan by virtue of promotion or new hire. A staff member who terminates employment before the Plan Year is not eligible to receive an award.


III.     INCENTIVE COMPONENTS:

         The Management Incentive Plan components consist of:

         Net Interest Income, Fee Income, Net Charge-Offs, Non-Performing Assets and Expenses. EPS AND ROE WILL BE USED FOR FINAL CALCULATION IN DETERMINING THE AWARD AMOUNT

IV.      PARTICIPATION RATE:

         The participation rate for individual positions is benchmarked from market data research provided by various surveys and consultants.

V.       AWARD DETERMINATION:

         SALARY  X PARTICIPATION RATE X SERVICE FACTOR        =        POOL

        Pool is broken down for the Leadership Group Members as follows:

                            75%                                 25%
         CORPORATE COMPONENTS       PERCENTAGE        COMPONENT       PERCENTAGE
         Net Interest Income        35%               Discretionary   100%
         Fee Income                 25%
         Net Charge-Offs            12.5%
         Non Performing Assets      12.5%
         Expense                    15%
             x  All independent components

         Each corporate component will be further calculated against an EPS factor at a weighting of 60% and an ROE factor at a weighting of 40%.


VI.      PERFORMANCE FACTOR:
         For the discretionary component, a performance indicator of 0% to 150% will be applied. Goals should be set at levels that are challenging to reach at 100% - Achievement should be based on meeting all expectations in every way. It is possible to exceed 100% performance but this type of evaluation should be reserved for truly extraordinary performance

VII.     SERVICE FACTOR:

         The service factor is equal to the number of months the participant is employed with the corporation during the plan year. Example: 1.0 is equal to 12 months, .5 is equal to 6 months.


VIII.    AWARD PAYMENTS:

         All awards earned under Management Incentive Plan will be paid as soon as practical following approval by the Compensation and Human Resources Committee.


IX.      ADDITIONAL PROVISIONS:

         The Management Incentive Plan shall be administered by the Compensation and Human Resources Committee of the Corporation.

         While all attempts will be made to follow the incentive formulas and metrics, subjective adjustments occasionally can and will be made both upwards and downwards based on management discretion which will require CEO approval. Adjustments will be considered based on value of an individual's contribution to performance during the year and not based on comparison to prior year awards, comparison to peer's incentive levels, attitude, effort, etc. In general, subjective adjustments will be the exception and not the rule. Management will however reserve the right to make these subjective adjustments if necessary to be equally fair to shareholders and plan participants.

         The incentive award for the Chairman and President and CEO will be determined by the Compensation and Human Resources Committee of Citizens Banking Corporation Board of Directors.

         A special award fund (Discretionary) equal to 15% of the aggregate incentive award will be available for individual awards as determined by the President and CEO. Awards from this fund are made to staff members who are not participants in the Management Incentive Plan.

         Awards for the Discretionary Fund will be made only in recognition of exemplary achievements. Distribution of all available amounts in this fund is not mandatory.

         Participation in the Management Incentive Plan shall not be construed as giving any employee the right to continued employment with the corporation for the full or for any subsequent period.


X.       PERFORMANCE PLAN GUIDELINES:

         If participant is on corrective action on the last day of the quarter/year they are not eligible for incentive payment

         Minimum annual performance rating of Learning required in most recent Annual Performance Review in both Key Performance Activities and Competencies

         This plan does not represent a contract with any individual plan participant

         The plan may be changed, modified or terminated at any time throughout the plan year


XI.      DISCRETIONARY GUIDELINES:

         OBJECTIVES: Recognize and promote exemplary individual performance or initiative.

         ELIGIBLE PARTICIPANTS: All staff members are eligible except staff members who are in established incentive plans with payment amounts determined by performance in relation to established goals.

         NOMINATION PROCESS: Managers would nominate staff member(s) according to established guidelines. They would also obtain concurrence and approval from their respective Direct Report to the CEO.

         MONETARY GUIDELINES: Range of $500 to $3000. Larger amounts could be given in exceptional circumstances.


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         RECOGNITION GUIDELINES: Discretionary awards should be given in recognition for one or more of the following performance criteria:


             Earnings:

                  o        Expense reduction

                  o        Revenue enhancement

              Innovation:

                  o        Continuous improvement efforts

                  o        Innovative delivery alternatives

                  o        Foresight and planning to prevent crises

              Achievement:

                  o Unique/specialized skills or knowledge of value to the company, i.e., Key Performers

                  o        Sustained high performance

                  o Exemplary performance during unusual circumstances or specific events

                  o Special projects completed in an exceptional manner or ahead of schedule

                  o        Superior client service

                   2005 - MIP - PAYOUT TIER STRUCTURE DESIGN


                                                                                                                       Budget
   35%      NET INTEREST INCOME             Target                < *        *        *        *        *        *       *
            2004 Actual = 275.3   % to Actual (Actual/Budget)  < 98.77%    98.77%   99.01%   99.26%  99.51%    99.75%  100.0%
              2005 Budget = *            Payout Factor            0%        50%      60%      70%      80%      90%     100%


                                                                                                                       Budget
   25%          FEE INCOME                  Target                < *        *        *        *        *        *       *
            2004 Actual = 93.4    % to Actual (Actual/Budget)  < 94.24%    94.24%   95.39%   96.54%  97.69%    98.85%  100.0%
              2005 Budget = *            Payout Factor            0%        50%      60%      70%      80%      90%     100%


                                                                                                                       Budget
  12.5%       NET CHARGE-OFFS               Target                > *        *        *        *        *        *       *
            2004 Actual = 20.8    % to Actual (Actual/Budget)  > 119.05%  119.05%  115.24%  111.43%  107.62%  103.81%  100.0%
              2005 Budget = *            Payout Factor            0%        50%      60%      70%      80%      90%     100%


                                                                                                                       Budget
  12.5%    NON PERFORMING ASSETS            Target                > *        *        *        *        *        *       *
            2004 Actual = 50.8    % to Actual (Actual/Budget)  > 111.11%  111.11%  108.89%  106.67%  104.44%  102.22%  100.0%
              2005 Budget = *            Payout Factor            0%        50%      60%      70%      80%      90%     100%


                                                                                                                       Budget
   15%            EXPENSE                   Target                > *        *        *        *        *        *       *
            2004 Actual = 244.8   % to Actual (Actual/Budget)  > 102.95%  102.95%  102.36%  101.77%  101.18%  100.59%  100.0%
              2005 Budget = *            Payout Factor            0%        50%      60%      70%      80%      90%     100%


   100%

MIP WILL BE CALCULATED BASED ON THE ABOVE TIER STRUCTURE. THOSE RESULTS WILL BE FURTHER CALCULATED AGAINST  THE ITEMS BELOW TO
DETERMINE THE FINAL PAYOUT.:

                                                                                                                      Budget
   60%          EPS FACTOR                  Target                < *        *        *        *        *        *       *
            2004 Actual = 1.74    % to Actual (Actual/Budget)  < 96.34%    96.34%   97.07%   97.80%  98.53%    99.27%  100.0%
              2005 Budget = *            Payout Factor            0%        85%      88%      91%      94%      97%     100%


                                                                                                                       Budget
   40%          ROE FACTOR                  Target                < *        *        *        *        *        *       *
            2004 Actual = 11.90   % to Actual (Actual/Budget)  < 94.44%    94.44%   95.55%   96.66%  97.77%    98.89%  100.0%
              2005 Budget = *            Payout Factor            0%        85%      88%      91%      94%      97%     100%


   100%



   35%      NET INTEREST INCOME             Target                 *        *        *        *        *         Each x% over budget
            2004 Actual = 275.3   % to Actual (Actual/Budget)   100.25%  100.49%  100.74%  100.99%  101.23%      earns an additional
              2005 Budget = *            Payout Factor            110%     120%     130%     140%    150%            x% payout
                                                                                                                       No Cap

   25%          FEE INCOME                  Target                 *        *        *        *        *         Each x% over budget
            2004 Actual = 93.4    % to Actual (Actual/Budget)   101.06%  102.13%  103.19%  104.26%  105.32%      earns an additional
              2005 Budget = *            Payout Factor            110%     120%     130%     140%    150%            x% payout
                                                                                                                       No Cap

  12.5%       NET CHARGE-OFFS               Target                 *        *        *        *        *        Each x% under budget
            2004 Actual = 20.8    % to Actual (Actual/Budget)    94.29%   88.57%   82.86%   77.14%  71.43%      earns an additional
              2005 Budget = *            Payout Factor            110%     120%     130%     140%    150%            x% payout
                                                                                                                       Capped

  12.5%    NON PERFORMING ASSETS            Target                 *        *        *        *        *        Each x% under budget
            2004 Actual = 50.8    % to Actual (Actual/Budget)    97.78%   95.56%   93.33%   91.11%  88.89%      earns an additional
              2005 Budget = *            Payout Factor            110%     120%     130%     140%    150%            x% payout
                                                                                                                       Capped

   15%            EXPENSE                   Target                 *        *        *        *        *        Each x% under budget
            2004 Actual = 244.8   % to Actual (Actual/Budget)    99.41%   98.82%   98.23%   97.64%  97.05%      earns an additional
              2005 Budget = *            Payout Factor            110%     120%     130%     140%    150%            x% payout

   100%

MIP WILL BE CALCULATED BASED ON THE ABOVE TIER STRUCTURE. THOSE RESULTS WILL BE FURTHER CALCULATED AGAINST  THE ITEMS BELOW TO
DETERMINE THE FINAL PAYOUT.:

   60%          EPS FACTOR                  Target                 *        *        *        *        *         Each x% over budget
            2004 Actual = 1.74    % to Actual (Actual/Budget)   100.73%  101.47%  102.20%  102.93%  103.66%      earns an additional
              2005 Budget = *            Payout Factor            103%     106%     109%     112%    115%            x% payout
                                                                                                                       No Cap

   40%          ROE FACTOR                  Target                 *        *        *        *        *         Each x% over budget
            2004 Actual = 11.90   % to Actual (Actual/Budget)   101.08%  102.16%  103.24%  104.33%  105.41%      earns an additional
              2005 Budget = *            Payout Factor            103%     106%     109%     112%    115%            x% payout
                                                                                                                       No Cap

   100%


1 Discretion may be used by the compensation committee to over-ride the formula under appropriate circumstances

2   Any adjustments for unusual items (such as acquisitions, divestitures, etc. ...) will require compensation committee approval

3   The above numbers will not include the impact of extra-ordinary items

4 The above numbers will be adjusted to neutralize the impact of equity compensation

5 The above numbers will be adjusted to normalize the impact of equity adjustments due to interest rate movements

Payout % is incremental between tiers (ex. Each % over budget earns x% additional incentive)

Less than 50% to actual will result in a 0% payout for that component


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

FINAL 02/22/2005